UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2018

Hickok Incorporated

(Exact Name of Registrant as Specified in Charter)

Ohio	0-147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 541-8060

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into Material Definitive Agreement.

Effective July 1, 2018, Hickok Incorporated, an Ohio corporation (the “Company”), completed the acquisition (the “Transaction”) of all of the issued and outstanding shares of capital stock (the “Shares”) of CAD Enterprises, Inc., an Arizona corporation (“CAD”), pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”) entered into as of July 5, 2018 by and among the Company, the sellers named therein (the “Sellers”) and the Sellers’ representative named therein (the “Sellers’ Representative”). Upon the closing of the Transaction, the Shares were transferred and assigned to the Company in consideration of the payment by the Company of an aggregate purchase price of $21 million, $12 million of which was payable in cash at closing, with the remainder paid in the form of a subordinated promissory note (described in more detail in Item 2.03 of this Current Report) issued by the Company in favor of a Seller, which is subject to certain post-closing adjustments based on working capital, indebtedness and selling expenses, as specified in the Share Purchase Agreement.

The Share Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Share Purchase Agreement. The Share Purchase Agreement contains certain customary post-closing covenants of the parties, including cooperation on tax matters and the preparation of financial statements.

In connection with the closing of the Transaction, the Company entered into a lease agreement with an affiliate of the Sellers related to a certain CAD facility, and the Company and certain of the Sellers entered into consulting agreements pursuant to which such Sellers agreed to provide certain transitional services with respect to the business of CAD following the Transaction. In addition, under the Share Purchase Agreement, the Sellers agreed to certain nondisclosure obligations with respect to the business of CAD and, for a period of five years, to certain non-competition obligations with respect to the business of CAD and certain non-solicitation obligations with respect to the employees, consultants, licensors, customers, suppliers and contractors of CAD.

The parties to the Transaction have made customary representations, warranties and covenants in the Share Purchase Agreement. The representations, warranties and covenants set forth in the Share Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Share Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.

Neither the Company nor any of its affiliates have had a material relationship with the Sellers, other than in respect of the Share Purchase Agreement and the agreements related thereto.

A copy of the Share Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. The foregoing description of the Share Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On July 5, 2018, the Company, in connection with the Transaction, executed and delivered a Subordinated Promissory Note (the “Seller Note”) in favor of Arvin and Cheryl Loudermilk Family, LLLP, an Arizona limited liability limited partnership (the “Seller Noteholder”), in the original principal amount of $9 million.  The rights and obligations of the Company and Seller Noteholder under the Seller Note are subordinate to the Company’s senior indebtedness.

The Seller Note bears interest at a rate of four percent (4%) per annum and is payable in full no later than June 30, 2023 (the “Maturity Date”).  The Maturity Date, with respect to any then-outstanding portion of the original principal amount which is subject to an indemnification claim by the Company (asserted in accordance with the terms of the Share Purchase Agreement) pending as of the date thereof, will be automatically extended until such time as any claim relating to such disputed amount is no longer pending, pursuant to the terms of the Seller Note and subject to additional conditions set forth therein and in the Share Purchase Agreement. The Company is not permitted to prepay any amounts due and owing under the Seller Note.  Payment of the Seller Note is secured by a second-priority security interest in the assets of the Company.

Interest accrued on the original principal amount becomes due and payable in arrears beginning September 30, 2018, and subsequent interest is due on the first day of each calendar quarter thereafter up to and including June 30, 2019.  The Company is required to make quarterly principal payments, the amount of which will be calculated based on a four (4) year amortization schedule, beginning on September 30, 2019 and continuing on the last day of each calendar quarter thereafter up to and including the Maturity Date.

The description of the Seller Note set forth above is only a summary and is qualified in its entirety by reference to the Seller Note, the form of which is included as an exhibit to the Share Purchase Agreement filed as Exhibit 2.1.

Item 7.01. Regulation FD Disclosure.

On July 6, 2018, the Company issued a press release announcing the Transaction. A copy of the Company’s press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)      Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)      Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Share Purchase Agreement, entered into as of July 5, 2018, by and among the Company, the Sellers and the Sellers’ Representative (including the form of the Seller Note as Exhibit B).

99.1	Press Release, dated July 6, 2018.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED
Date: July 6, 2018	/s/ Brian E. Powers
Name: Brian E. Powers
Its: Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
2.1*	Share Purchase Agreement, entered into as of July 5, 2018, by and among the Company, the Sellers and the Sellers’ Representative (including the form of the Seller Note as Exhibit B).

99.1	Press Release, dated July 6, 2018.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.